CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 16, 2007, relating to the financial statements and financial highlights which appears in the November 30, 2006 Annual Report to Shareholders of Sentinel Group
Funds, Inc. which is also incorporated by reference into the Registration Statement.

New York, New York
January 11, 2008